                                                                    EXHIBIT 3.41

                                                            [STAMP APPEARS HERE]

                         CERTIFICATE OF INCORPORATION

                                      OF

                           Locomotion Therapy, Inc.
                           ------------------------


     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the Corporation is Locomotion Therapy, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801 and the name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Class A Common Stock, $.01 par value.

     FIFTH:  The name and the mailing address of the incorporator is as follows:

     NAME                     MAILING ADDRESS
     ----                     ---------------

     Kathleen M. Sablone      Choate, Hall & Stewart
                              Exchange Place
                              53 State Street
                              Boston, MA 02109

     SIXTH: The Directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation.

     SEVENTH: Election of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

     EIGHTH: The Corporation shall indemnify and hold harmless any director, officer employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred in connection with, or as a result of, any proceeding in which he or she may become involved, as a party or otherwise, by reason of the fact that he or she is or was such a director, officer, employee or agent, whether or not he or she continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the fullest extent permitted by the laws of the State of Delaware as they may be amended from time to time.

     NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts stated herein are true and accordingly has hereunto set her hand this 14th day of July, 1997.


                              /s/ Kathleen M. Sablone
                              ----------------------------------------------
                              Kathleen M. Sablone, Incorporator

                             CERTIFICATE OF MERGER

                                      OF

                           LOCOMOTION THERAPY, INC.,
                           A CALIFORNIA CORPORATION

                                      AND

                           LOCOMOTION THERAPY, INC.,
                            A DELAWARE CORPORATION

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

     (i) Locomotion Therapy, Inc., which is incorporated under the laws of the State of Delaware (the "Surviving Corporation"); and

     (ii) Locomotion Therapy, Inc., which is incorporated under the laws of the State of California (the "Terminating Corporation") and which has 500,000 shares of common stock, par value $.01, authorized.

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware; and in accordance with the provisions of Section 1108 of the General Corporation Law of the State of California.

3. The name of the Surviving Corporation in the merger is Locomotion Therapy, Inc., which will continue its existence as said surviving corporation under this name upon the effective date of said merger pursuant to the provisions of the laws of the State of Delaware.

4. The Certificate of Incorporation of Locomotion Therapy, Inc., a Delaware corporation, as now in force and effect, shall be the Certificate of Incorporation of said surviving corporation.

5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

          Locomotion Therapy, Inc.
          4751 Wilshire Blvd., #213
          Los Angeles, CA 90010


                                                            [STAMP APPEARS HERE]

6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid Surviving Corporation, on request and without cost, to any stockholder of each of the aforesaid constituent corporations.


Dated: As of August 1, 1997.

                                        LOCOMOTION THERAPY, INC.,
                                        A DELAWARE CORPORATION


                                        By: /s/ Robert Snukal
                                           ------------------------------
                                           Robert Snukal
                                           Chief Financial Officer

Attest:


/s/ Sheila Snukal
--------------------------------
Sheila Snukal
Secretary


Dated: As of August 1, 1997.

                                        LOCOMOTION THERAPY, INC.,
                                        A CALIFORNIA CORPORATION


                                        By: /s/ Robert Snukal
                                           ------------------------------
                                           Robert Snukal
                                           Chief Financial Officer

Attest:

/s/ Sheila Snukal
--------------------------------
Sheila Snukal
Secretary